Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-54586, 333-44915, 333-57433, 333-65059 and 333-82717) and Form S-8 (Nos. 333-75768, 333-54274, 333-41263, 333-41265, 333-41267, 333-41269, 333-42094, 333-95039, 333-81043, 333-121769, 333-130070, 333-130067 and 333-140629) of ONEOK, Inc. of our report dated February 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 27, 2008